SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

November 5, 2007
Date of Report (Date of earliest event reported)

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Two Paragon Drive
Montvale, New Jersey 07645
(Address of principal executive offices)

(201) 573-9700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          The Great Atlantic & Pacific Tea Company, Inc.(“A&P”) currently intends to sell all of the 11.7 million shares of Metro inc. (“Metro”) which it owns prior to the closing of the previously announced acquisition of Pathmark Stores, Inc. (“Pathmark”) through a merger (the “Merger”) and to apply the proceeds of the sale to fund the Merger. Assuming that the Metro shares are sold prior to November 30, 2007, A&P expects to finance the Merger with the proceeds of the Metro shares and borrowings under a reduced Bridge Facility and an increased ABL Facility. The financing sources that are parties to the financing commitments have delivered to A&P the necessary waivers under the original financing commitments to facilitate this financing structure, subject to the sale of the Metro shares. Attached hereto as exhibits are the agreement among A&P, A&P Luxembourg S.à.r.l. and TD Securities Inc. regarding the sale of Metro shares and the agreements with the financing commitment parties that facilitate this financing structure. A&P and Pathmark have executed a consent and waiver under the merger agreement that memorializes Pathmark’s consent to this financing structure and effects other minor waivers identified therein. Each of the financing commitment waivers, the agreement with TD Securities Inc. and the consent and waiver under the merger agreement contain certain conditions. The summary description of these agreements set forth herein is subject to the terms and conditions of the agreements.

Item 8.01. Other Events.

          On November 5, 2007, A&P issued a press release, captioned “A&P Announces Merger Financing Update; Closing Expected in December,” attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Exhibits.

          (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Agreement re: Metro inc., dated as of November 5, 2007 by and among The Great Atlantic & Pacific Tea Company, Inc., A&P Luxembourg S.à.r.l. and TD Securities Inc.

10.2	Agreement Regarding Bridge Facility, dated as of November 5, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc., Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities LLC, Lehman Brothers Commercial Bank, Lehman Brothers Inc., and Lehman Commercial Paper Inc.

10.3	Agreement Regarding ABL Facility, dated as of November 5, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc. and Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities LLC, Lehman Brothers Commercial Bank, Lehman Brothers Inc., and Lehman Commercial Paper Inc.

10.4	Agreement, dated as of November 5, 2007, by and among The Great Atlantic

& Pacific Tea Company, Inc., Sand Merger Corp. and Pathmark Stores, Inc.

99.1	Press Release

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 5, 2007

THE GREAT ATLANTIC & PACIFIC TEA
COMPANY, INC.

By:	/s/ Allan Richards
	Name:	Allan Richards
	Title:	Senior Vice President, Human
Resources, Labor Relations, Legal
Services & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement re: Metro inc., dated as of November 5, 2007 by and among The Great Atlantic & Pacific Tea Company, Inc., A&P Luxembourg S.à.r.l. and TD Securities Inc.

10.2	Agreement Regarding Bridge Facility, dated as of November 5, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc., Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities LLC, Lehman Brothers Commercial Bank, Lehman Brothers Inc., and Lehman Commercial Paper Inc.

10.3	Agreement Regarding ABL Facility, dated as of November 5, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc., and Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities LLC, Lehman Brothers Commercial Bank, Lehman Brothers Inc., and Lehman Commercial Paper Inc.

10.4	Agreement, dated as of November 5, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc., Sand Merger Corp. and Pathmark Stores, Inc.

99.1	Press Release